Exhibit 99

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

The undersigned, the Chief Executive Officer and the Chief Financial Officer of AmeriSteel Corporation (the Company), each hereby certifies that on the date hereof:

(a)
the 10Q of the Company for the Six Months Ended June 30, 2002, filed on the date hereof with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1924; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PHILLIP E. CASEY
Phillip E. Casey Chief Executive Officer August 9, 2002

/s/ TOM J. LANDA
Tom J. Landa Chief Financial Officer August 9, 2002

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